UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Exchange Act of 1934

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PERFUMANIA HOLDINGS, INC.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Perfumania Holdings, Inc.
35 Sawgrass Drive, Suite 2
Bellport, New York 11713
_________________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On December 11, 2013
To our Shareholders:
The 2013 Annual Meeting of Shareholders of Perfumania Holdings, Inc. will be held at 10:00 a.m. on Wednesday, December 11, 2013, at 5900 North Andrews Avenue, Suite 500, Ft. Lauderdale, Florida, 33309, for the purpose of considering and acting upon the following:

1.	Election of ten directors to hold office until our 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	Ratify, on an advisory basis, the appointment of CohnReznick LLP as our independent registered public accounting firm;

3.	Approve, on an advisory basis, the compensation of executive officers as disclosed in the attached proxy statement;

4.	Hold an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	Any other matters that properly come before the Annual Meeting.
The Board of Directors is not aware of any other business scheduled for the Annual Meeting. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.
Shareholders of record at the close of business on October 25, 2013 are entitled to notice of, and to vote at, the Annual Meeting or at any postponements or adjournments of the Annual Meeting.

By Order of the Board of Directors,

Donna L. Dellomo
Vice President and Chief Financial Officer

Bellport, New York
November 15, 2013

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER
OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE
AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED
POSTAGE PRE-PAID ENVELOPE.

PERFUMANIA HOLDINGS, INC.
2013 ANNUAL MEETING OF SHAREHOLDERS
___________________________________
PROXY STATEMENT
___________________________________

This proxy statement contains information related to our 2013 Annual Meeting of Shareholders to be held at 10:00 am on Wednesday, December 11, 2013, at 5900 North Andrews Avenue, Suite 500, Ft. Lauderdale, Florida, 33309, and at any adjournments or postponements thereof. The approximate date that this proxy statement, the accompanying notice of Annual Meeting and the enclosed proxy card are first being sent to shareholders is November 15, 2013. You should review this information in conjunction with our annual report to shareholders, which accompanies this proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on December 11, 2013:
This proxy statement and the annual report are available to our shareholders electronically via the Internet on our website at www.perfumaniaholdingsinc.com/proxy_materials.aspx.
ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and the ratification of the appointment of our independent registered public accounting firm.
What is a proxy?
It is your legal designation of another person to vote the stock you own. That person is also called a “proxy.” If you designate someone as your proxy in a written document, that document is called a proxy card. The form of proxy card included with this proxy statement is solicited by our Board of Directors and designates each of Michael W. Katz, Joseph Bouhadana and Paul Garfinkle, or their successors, as proxies for our Annual Meeting.
What is a proxy statement?
It is a document that the regulations of the Securities and Exchange Commission (SEC) require us to give you when we ask you to sign a proxy card designating individuals as proxies to vote on your behalf.
What is the difference between a shareholder of record and a shareholder who holds stock in street name?
If your shares are registered in your name, you are a shareholder of record. Owners of record receive their proxy materials directly from us. When you properly complete, sign and return your proxy card, you are instructing the named proxies to vote your shares in the manner you indicate on the proxy card.
If your shares are held in the name of your broker or other financial institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in “street name.” Your broker or other financial institution or its respective nominee is the shareholder of record for your shares, and you are the “beneficial owner.” As the holder of record, only your broker, other institution or nominee is authorized to vote or grant a proxy for your shares, but you may instruct the holder of record how to vote. Beneficial owners receive their proxy materials directly from their broker or other institution.

What are abstentions and broker non-votes?
An abstention occurs when a shareholder of record (which may be a broker or other nominee of a street name holder) is present at a meeting (or deemed present) but fails to vote on a proposal, indicates that the shareholder abstains from voting on the proposal, or withholds authority from proxies to vote for director nominees while failing to vote for other eligible candidates in their place. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular proposal because the nominee does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.
Who is entitled to vote at the Annual Meeting?
Only shareholders at the close of business on the record date, October 25, 2013, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock that they held on the record date, or any adjournments or postponements of the Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.
Any shareholder of record as of the record date may look at the complete list of the shareholders of record entitled to vote at the Annual Meeting. The list will be available at our principal executive offices for a period of ten days before the Annual Meeting and at the Annual Meeting itself.
Who can attend the Annual Meeting?
All shareholders as of the record date, or their duly appointed proxies, may attend. If your shares are held in the name of your broker or bank, you will need to bring a copy of a recent brokerage statement reflecting your stock ownership as of the record date and valid picture identification.
What constitutes a quorum for the meeting?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting us to conduct business at the Annual Meeting. As of the record date, 15,356,833 shares of our common stock were outstanding. Proxy cards received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum. An inspector of elections appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting.
If less than a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before adjournment.
How do I vote my shares?
If you complete, sign and return the accompanying proxy card, it will be voted as you direct. You may also vote in person at the Annual Meeting; however, beneficial owners who wish to vote in person will need to bring a proxy from the institution that holds their shares.
Can I vote by telephone or electronically?
We have not established procedures to allow telephone or electronic voting by shareholders of record, but may do so for future shareholder meetings if we determine that the added convenience to our shareholders would justify the additional costs to us associated with these voting methods. Beneficial owners may vote by telephone or the Internet if their bank or broker makes those methods available, in which case your bank or broker will enclose the instructions with this proxy statement.

Can I revoke my proxy and change my vote after I return my proxy card?
Yes. If you are a record holder, even after you have submitted your proxy card, you may revoke your proxy and change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy card bearing a later date. You may also change your vote by attending the Annual Meeting in person and voting. If a broker, bank or other nominee is the record holder of your shares and you wish to revoke your proxy, you must contact the record holder of your shares directly.
If I submit a proxy, how will my shares be voted?
If you submit a properly executed proxy card, the individuals named on the card, as your proxies, will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.
Your vote is important. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible.
My shares are held in street name. How are my shares voted if I do not return voting instructions?
Your shares may be voted if they are held in the name of a broker or bank, even if you do not provide the broker or other institutional holder with voting instructions. Brokers and banks generally have authority to vote shares on certain "routine" matters for which their customers do not provide voting instructions. The ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm is considered a routine matter which may be voted on by your broker or bank in its discretion if you have not provided voting instructions within the applicable time frame. Brokers do not have discretionary voting authority in the election of directors or executive compensation matters as these are not considered routine matters so, if you do not provide voting instructions, shares that you hold in a brokerage account will not be counted. Such “broker non-votes” will not be included in the votes cast and will have no impact on the results of voting with respect to the election of directors or executive compensation matters. We urge you to instruct your broker or bank about how you wish your shares to be voted.
What are the Board's recommendations?
Our Board of Directors recommends that you vote:

•	for the election of the nominated slate of directors;

•	for approval of the advisory resolution to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm;

•	for approval of the advisory resolution on executive compensation; and

•	for a frequency of 3 years for future advisory shareholder votes on executive compensation.

The Board of Directors does not know of any other matters that may be brought before the Annual Meeting, nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate Board of Directors nominees. In the event that any other matter should properly come before the Annual Meeting or any Board of Directors nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.
What vote is required to approve each proposal?
Election of Directors. The affirmative vote (either in person or by proxy) of a plurality of the votes cast at the Annual Meeting is required for the election of directors. This means that candidates who receive the highest number of votes are elected. Shareholders do not have the right to cumulate their votes for directors.

Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote (either in person or by proxy) of a majority of the votes cast at the Annual Meeting is required for approval of the ratification of the appointment of CohnReznick LLP. While the Board of Directors will carefully consider the shareholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company.
Advisory Resolution on Executive Compensation.  The affirmative vote (either in person or by proxy) of a majority of the votes cast at the Annual Meeting is required for approval of the advisory resolution on executive compensation. While the Board of Directors will carefully consider the shareholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company.
Advisory Resolution on Frequency of Future Advisory Votes on Executive Compensation.  The frequency option that receives the most votes of all the votes cast on the resolution (a plurality) is the frequency that will be deemed recommended by shareholders. While the Board of Directors will carefully consider the shareholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company.
How are abstentions counted when tabulating the vote?
Abstentions (that is, a properly executed proxy card marked “ABSTAIN” with respect to a particular matter) with respect to a particular matter do not count in any vote totals “for” or “against” that matter, even though the shares associated with such abstentions are counted for purposes of determining whether there is a quorum present at the Annual Meeting.
Who pays for the preparation of the proxy?
We will pay the cost of preparing, assembling and mailing the Proxy Statement, Notice of Annual Meeting and enclosed proxy card. In addition to the use of mail, our associates may solicit proxies personally and by telephone. Our associates will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.
How can I obtain a separate set of voting materials?
Under a procedure approved by the SEC called “householding,” certain shareholders of record who have the same address and last name will receive only one copy of the Annual Report and proxy materials sent to shareholders until such time as one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces duplicate mailings and save printing costs and postage fees, as well as natural resources.
If you received a householded mailing this year, and you would like to have additional copies of our Annual Report and proxy materials mailed to you, or if you would like to opt out of householding for future mailings, please submit your request to Corporate Secretary, 35 Sawgrass Drive, Suite 2, Bellport, New York 11713, or call (631) 866-4100. You may also contact us at the address or phone number above if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

PROPOSAL 1 - ELECTION OF DIRECTORS
Directors Standing for Election
At the Annual Meeting, the shareholders will elect ten directors, each of whom will serve for a term expiring at the next Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified.
Each of the nominees listed below has consented to being named in this proxy statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as director, the Board of Directors may designate a substitute nominee or the number of directors may be reduced in accordance with our by-laws. If the Board of Directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.
Our directors, each of whom is standing for reelection are:

•
Stephen Nussdorf - Age 62. Mr. Nussdorf was appointed Chairman of our Board of Directors in February 2004 and Executive Chairman of the Board of Directors in April 2011. Mr. Nussdorf is also an executive officer of Quality King Distributors, Inc. (“Quality King”), a privately held distributor of pharmaceuticals and health and beauty care products, and he was, until our merger with Model Reorg, Inc. in August 2008 (the “Merger”), President and a Director of Model Reorg, a privately held distributor of fragrance products. Mr. Nussdorf joined Quality King in 1972 and Model Reorg in 1996 and has served in various capacities in all divisions of their businesses. Mr. Nussdorf brings to the Board critical insights into the consumer product and wholesale markets in which we operate. He is an experienced business leader with the vision and skills appropriate to serve as Executive Chairman of our Board, and the Board has benefited from his perspectives and leadership.

•
Michael W. Katz - Age 65. Mr. Katz joined us in February 2004 as our President and Chief Executive Officer and as a Director. Mr. Katz has served in various capacities at Model Reorg and Quality King and their affiliated companies; he is primarily responsible for overseeing administration, finance, mergers and acquisitions. Mr. Katz has participated in the design and implementation of the business strategy that has fostered the growth of Perfumania Holdings, Inc. and Quality King and their affiliated companies. From 1994 until 1996 he was Senior Vice President of Quality King. Since 1996, he has served as Executive Vice President of Quality King and was also Executive Vice President and a Director of Model Reorg. Mr. Katz is a Certified Public Accountant. Mr. Katz's strong executive leadership, financial and management experience, business acumen and knowledge of our suppliers, customers and channels of distribution are highly valued by the Board.

•
Carole Ann Taylor - Age 68. Ms. Taylor was appointed a Director in June 1993. Ms. Taylor has been in the travel retail and duty free business for more than twenty-five years. She is the President and CEO of her family-owned businesses, Miami To Go, Little Havana To Go and Cultures To Go with five retail locations at Miami International Airport and Miami's Little Havana. She is a member of the Executive Committee of the Greater Miami Convention and Visitors Bureau and chairperson of their Heritage Tourism Committee and Black Hospitality Initiative. She serves on the Board of Directors of the Arsht Performing Arts Center, Viernes Culturales and the Little Havana Merchants Association and is a member of Women Corporate Directors, The Commonwealth Institute and the Airport Minority Advisory Council. Ms. Taylor brings to the Board extensive management and retailing expertise, as well as familiarity with our markets. She serves on the Board's Audit, Compensation and Stock Option Committees, and the Board has benefited from her contributions in those areas.

•
Joseph Bouhadana - Age 43. Mr. Bouhadana is Vice President Technology for INTCOMEX, a distributor of branded computer components, generic accessories and networking peripherals into the Latin America and Caribbean regions with thirteen offices in ten countries. He served as Corporate Director of Technology for INTCOMEX from January 2005 to February 2013 and as Vice President of Information Technology of Tutopia.com, a privately owned Internet service provider with a presence in nine countries in Latin America, from September 2000 to January 2005. Previously, Mr. Bouhadana was the Director of Information Technology of Parker Reorder, a publicly traded company specializing in hospitality business to business procurement, distribution and logistics systems. Within the past five years, Mr. Bouhadana has also been a director of Adrenalina, Inc. Mr. Bouhadana's strong technical and operational skills are an important asset to our Board. He also serves on the Audit, Compensation and Stock Option Committees, to which he makes valuable contributions.

•
Paul Garfinkle - Age 72. Mr. Garfinkle joined our Board of Directors in February 2004. Mr. Garfinkle retired from the public accounting firm of BDO Seidman, LLP in June 2000 after a thirty-six year career. While at BDO Seidman, LLP, Mr. Garfinkle was an audit partner and client service director for many of the firm's most significant clients. He also served for many years as a member of the firm's board of directors and, during his last six years at the firm, as National Director of Real Estate. Mr. Garfinkle has extensive experience in the areas of accounting, finance, audit, and taxation and valuable knowledge of financial and regulatory reporting requirements. He serves as Chair of the Board's Audit Committee, where his leadership and independence serve the company well.

•
Frederick E. Purches - Age 74. Mr. Purches became a director in April 2012, upon our acquisition of Parlux Fragrances, Inc. ("Parlux"). He had been Chairman of the Board of Directors and Chief Executive Officer of Parlux since January 2010. Mr. Purches founded Parlux in 1984, and served from 1984 until 2005 in a variety of capacities including as the Chairman and Vice Chairman of the Board of Directors. Mr. Purches has been engaged in the cosmetic and fragrance business for over 40 years, including in various executive capacities with Helena Rubinstein/Armani, Inc. and Revlon, Inc. Mr. Purches's extensive experience in the industry, as well as his deep familiarity with the licensing activities that are critical to our success, make him a valuable member of the Board.

•
Anthony D'Agostino - Age 56. Mr. D'Agostino became a director in April 2012, upon our acquisition of Parlux. Mr. D'Agostino is a Certified Public Accountant and had served as an independent director of Parlux since February 2007 and as Chairman of the Audit Committee and a member of the Compensation, Independent, and Nominating Committees of Parlux since April 2007. Currently, Mr. D'Agostino is Vice President and Corporate Controller at D'Addario & Company, a privately held manufacturer of music accessories that he joined in October 2012. Prior to D'Addario, Mr. D'Agostino briefly joined Grassi & Company, a Manhattan-based CPA firm, in August 2012 as a Director in their consulting practice. Prior to Grassi & Company, Mr. D'Agostino served as an audit manager with Sauvigne & Company, which he joined in December 2007. He has been a consultant, assisting the chief financial officers and boards of directors of private and public companies, including Quality King, with compliance issues under the Sarbanes-Oxley Act of 2002 and various transactions since 2004. Mr. D'Agostino brings to the Board of Directors extensive accounting and finance experience as an audit manager, Chief Financial Officer and Sarbanes-Oxley consultant. He was appointed to the Audit Committee on January 10, 2013.

•
Esther Egozi Choukroun - Age 51. Ms. Egozi Choukroun became a director in April 2012, upon our acquisition of Parlux. Ms. Egozi Choukroun had served as an independent director of Parlux since October 2000, during which time she served as Chairman and/or as a member of various committees. Since 2002, Ms. Egozi Choukroun has been the Chief Financial Officer of Flagler Investment Property Group, a privately held commercial real estate group specializing in private equity, asset management, consulting and brokerage services. Ms. Egozi Choukroun was employed by Banque Nationale de Paris, Miami, from 1984 through 1996, serving as Senior Vice President and Deputy General Manager from 1988 through 1996. From 1997 through 1999, she was Director of International Philanthropy at the Mount Sinai Medical Center Foundation, and through 2002 was Executive Director of the Women's International Zionist Organization for Florida. Ms. Egozi Choukroun currently serves as a member of the Advisory Board of the Scott Rakow Youth Center which is run by the Parks and Recreation Department of the City of Miami Beach. She is also currently a member of the Educational Excellence School Advisory Council (EESAC) for Miami Beach Senior High School. Ms. Egozi Choukroun possesses extensive executive and financial experience which provides the Board of Directors with her valuable experience in the areas of senior management, finance and banking.

•
Glenn H. Gopman - Age 57. Mr. Gopman became a director in April 2012, upon our acquisition of Parlux. Mr. Gopman is a Certified Public Accountant and had served as an independent director of Parlux since October 1995. Since 2003, Mr. Gopman has owned and operated an independent certified public accounting practice. He is presently a partner with the public accounting firm of Stroemer & Company, LLC. Until 2013 he was a principal stockholder in the public accounting firm of Levi & Gopman, P.A.

Until 2002, he was a partner in the public accounting firm of Rachlin Cohen & Holtz LLP. Before that, Mr. Gopman was a principal stockholder in the public accounting firm of Thaw, Gopman and Associates, P.A. He is a member of the American and Florida Institutes of Certified Public Accountants. Mr. Gopman has been a member of the F.I.C.P.A. Management of Accounting Practice Section Steering Committee. He is an officer and director of The Hebrew Free Loan Association of South Florida, Inc. and the Miami Beach Senior High School Alumni Association, both of which are non-profit organizations. Mr. Gopman possesses extensive accounting experience as a Certified Public Accountant practicing in the area of public accounting, which provides the Board of Directors with his valuable experience counseling companies with respect to the implementation and impact of accounting policies, and the use of management judgment and estimates regarding such accounting policies. He was appointed to the Compensation Committee on January 10, 2013.

•
Robert Mitzman - Age 58. Mr. Mitzman became a director in April 2012, upon our acquisition of Parlux. Mr. Mitzman had served as an independent director of Parlux since February 2007. Since 1981, he has served as President and Chief Executive Officer of Quick International Courier, a privately held courier company, with over 600 employees and over 4,000 agents and worldwide offices. Mr. Mitzman currently serves on the board of directors of Esquire Bank Corp. He is a member of the Young Presidents Organization (YPO/WPO) and served on the board of directors of Orbit International Corp. until December 2008. Mr. Mitzman brings to the Board of Directors extensive executive experience as a Chief Executive Officer, including leading an organization with global operations, experience in the human resources area managing a numerous and diverse pool of employees, and growing a business while managing the proper allocation of resources and cost structure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS COMMITTEES AND DIRECTOR INDEPENDENCE
The Board of Directors has determined that Anthony D'Agostino, Joseph Bouhadana, Esther Egozi Choukroun, Paul Garfinkle, Glenn Gopman, Robert Mitzman and Carole Ann Taylor (the “Independent Board Members”) are independent, as defined by Nasdaq Stock Market rules. Our Board of Directors has a standing Audit Committee, Compensation Committee and Stock Option Committee.
For the majority of the fiscal year ended February 2, 2013, Carole Ann Taylor, Joseph Bouhadana and Paul Garfinkle (Chairman) were the members of our Audit Committee. On January 10, 2013, the Board of Directors appointed Anthony D’Agostino to the Audit Committee. The Audit Committee is governed by a written charter adopted by the Board of Directors. The duties and responsibilities of the Audit Committee include: (a) assisting our Board in its oversight of the integrity of our financial statements, (b) the selection and retention of our independent registered public accounting firm and any termination of engagement, (c) reviewing the scope and results of audits and other services provided by our independent registered public accounting firm, (d) reviewing our significant accounting policies and internal controls and (e) exercising general responsibility for all related auditing matters. A copy of the charter is posted on our website at www.perfumaniaholdingsinc.com/auditcommittee.aspx. The Board of Directors has determined that Paul Garfinkle and Anthony D'Agostino are “audit committee financial experts” as defined by SEC rules. The Audit Committee held five meetings during the fiscal year ended February 2, 2013.
For the majority of the fiscal year ended February 2, 2013, Carole Ann Taylor and Joseph Bouhadana were the members of our Compensation Committee. On January 10, 2013, the Board of Directors appointed Glenn H. Gopman to the Compensation Committee. The Compensation Committee is responsible for developing and approving the compensation program for our executive officers and directors, and it reviews and approves the specific compensation of our executive officers, including salaries, bonuses and benefit plans. The Compensation Committee does not have a charter. To assist our Compensation Committee in performing its duties, our Chief Executive Officer may provide recommendations concerning the compensation of executive officers, excluding himself; and may also provide our Compensation Committee information regarding an executive officer's performance in light of our overall business and financial results of operations. Our Compensation Committee considers, but is not bound to accept, our Chief Executive Officer's recommendations with respect to executive compensation. While the Compensation Committee may utilize compensation survey data which the Compensation Committee considers comparable or relevant to our own business, our Compensation Committee does not use a specific formula to set executive pay in relation to this market data; nor does our Compensation Committee utilize any formulization directly tied to our financial results of operations. The Compensation Committee held one meeting during the fiscal year ended February 2, 2013.
For the fiscal year ended February 2, 2013, Carole Ann Taylor and Joseph Bouhadana were also the members of the Stock Option Committee. The Stock Option Committee administers our equity compensation plans. The Stock Option Committee did not hold any meetings during the fiscal year ended February 2, 2013.
We do not have a nominating or similar committee. The Independent Board Members perform the functions of a nominating committee, including reviewing and recommending candidates for directors. The Board of Directors believes that it is not necessary to have a nominating committee because the Independent Board Members adequately perform the same functions as a nominating committee.
If a shareholder wishes to recommend a nominee for director, written notice should be sent to the Corporate Secretary in accordance with the instructions set forth later in this proxy statement under “Shareholder Proposals for the 2014 Annual Meeting.” All recommendations should be accompanied by a complete statement of such person's qualifications (including education, work experience, knowledge of our industry, membership on the Board of Directors of another corporation, and civic activity) and an indication of the person's willingness to serve. The Independent Board Members will evaluate the suitability of potential candidates nominated by shareholders in the same manner as other candidates identified to the Independent Board Members.
In making its nominations, the Independent Board Members identify candidates who meet the current challenges and needs of the Board of Directors. In making such decisions, the Independent Board Members consider, among other things, an individual's business experience, industry experience, financial background and experiences and whether the individual meets the independence requirements of the Nasdaq Stock Market rules. The Independent Board Members use multiple sources for identifying and evaluating nominees for director, including referrals from current directors, recommendations by shareholders and input from third party executive search firms. The Board does not have a formal diversity policy. In identifying nominees for directors, however, consideration is given to the diversity of professional experience, education, backgrounds and skills among the directors so that a variety of experience and points of view are represented in Board discussions and deliberations concerning our business.
During the fiscal year ended February 2, 2013, our Board of Directors held five meetings. Our policy requires directors to attend our annual shareholder meetings, barring special circumstances. All but one of our directors attended the 2012 Annual Meeting.
BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Executive Chairman of the Board, as the Board believes it is in our best interests to make the determination based on an assessment of the current condition of our company and of the composition of the Board. Stephen Nussdorf is a principal shareholder of the company and, thus, is a strong representative of the shareholders' interests on the Board, independent of management. The Board has determined that having Mr. Nussdorf serve as the Executive Chairman of the Board and having Mr. Katz serve as the Chief Executive Officer is in the best interest of our shareholders at this time. This structure makes the best use of the Chief Executive Officer's extensive knowledge of the company and its industry, while also providing effective Board leadership through the Chairman, thereby fostering communication between management and the Board.
The Board is responsible for monitoring the risks that affect the company, including operational, legal, regulatory, strategic and financial risks, which our Board seeks to mitigate through careful planning and execution. Management provides the Board with updates regarding key aspects of the company's principal operations and risks as part of routine Board meetings and updates them as needed. The Board is responsible for assessing risks based on such information, as well as their working knowledge of the company and the risks inherent in its business. Board members have the opportunity to provide input and direction to management on managing our risks. In addition, the Audit Committee monitors the company's financial and audit-related risks.
DIRECTOR COMPENSATION
We pay each nonemployee Board Member a $25,000 annual retainer. In addition, directors earn $10,000 per year for service as Chair of the Audit Committee, $5,000 per year for other members of the Audit Committee, $3,000 per year for service as Chair of each other Committee of the Board of Directors, and $2,500 per year for other members of each other Committee. We also reimburse their expenses in connection with their activities as directors.
Nonemployee directors are eligible to receive stock options under our 2010 Equity Incentive Plan. They receive a grant of options for 10,000 shares upon initial election to the Board, to vest annually over three years dependent on continued Board service, and a grant of options for 5,000 shares upon annual reelection to the Board, vested immediately. All such options have an exercise price equal to the fair market value of a share of our common stock on the date of the grant.
Neither Mr. Nussdorf nor Mr. Katz receives any compensation for his service as a director. Mr. Nussdorf served as a consultant on operational matters from June 2009 to April 2011, when he became Executive Chairman. His compensation for such services during February and March of 2011 is included in his 2011 compensation shown in the Summary Compensation table on page 17.
The following table sets forth certain information regarding the compensation of our nonemployee directors for fiscal 2012:

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)(2)	Total ($)
Carole Ann Taylor	42,500	141,461	183,961
Joseph Bouhadana	43,000	141,461	184,461
Paul Garfinkle	45,000	141,461	186,461
Frederick E. Purches	13,187	20,202	33,389
Anthony D'Agostino	19,738	43,442	63,180
Esther Egozi Choukroun	19,437	43,442	62,879
Glenn H. Gopman	19,588	43,442	63,030
Robert Mitzman	19,437	43,442	62,879
________
(1) Amounts listed represent the grant date fair value of the stock option awards. For additional information regarding the assumptions used to calculate these amounts, see Note 12 to the consolidated financial statements included in our 2012 Form 10-K.
(2) As of February 2, 2013, Perfumania’s nonemployee directors held outstanding stock options in the following amounts: Carole Ann Taylor (35,000); Joseph Bouhadana (37,000); Paul Garfinkle (36,500); Frederick E. Purches (76,665); Anthony D'Agostino (46,996); Esther Egozi Choukroun (38,997); Glenn H. Gopman (46,996) and Robert Mitzman (30,998).

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has engaged CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2014 (fiscal 2013). CohnReznick LLP audited our financial statements for fiscal 2012.
One or more representatives of CohnReznick LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.
Although ratification by our shareholders is not required by our by-laws or otherwise, the Audit Committee believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm. The shareholder vote is advisory only, but in the event this ratification is not received, the Audit Committee will reconsider the selection of CohnReznick LLP.
Principal Accountant Fees and Services
The aggregate fees billed by CohnReznick LLP for fiscal 2012 and fiscal 2011 are as follows:

Fees	Fiscal 2012	Fiscal 2011
Audit Fees (1)	$625,000	$492,130
Audit-Related Fees (2)	26,000	110,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$651,000	$602,130

(1)
"Audit Fees" consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements and the review of our interim consolidated financial statements included in quarterly reports.

(2)	Audit-related fees consist of fees billed in connection with the Parlux merger.

The Audit Committee considered and determined that the provision of services as described above was compatible with maintaining CohnReznick LLP's independence. The Audit Committee pre-approved the engagement of CohnReznick LLP for all professional services. The pre-approval process generally involves the full Audit Committee's evaluating and approving the particular engagement before the commencement of services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF COHNREZNICK LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING FEBRUARY 1, 2014.

PROPOSAL 3 - ADVISORY VOTE ON COMPENSATION OF EXECUTIVE OFFICERS

The Company seeks your advisory vote on our executive compensation programs pursuant to Section 14A of the Securities Exchange Act of 1934 (commonly referred to as “Say on Pay”). The Company asks that you approve the compensation of our executive officers as described under “Executive Compensation and Related Information” on pages 17 to 18 of this proxy statement.

The compensation paid to the Company’s executive officers is intended to align their interests with the long-term interests of the Company’s shareholders and is based on a pay-for-performance philosophy. It consists principally of salary, which must be competitive to attract and retain the skills and experience of excellent employees, discretionary annual bonus to reward outstanding performance, and equity compensation to encourage long-term commitment and team performance. Not all elements are provided every year, depending on the performance of the Company and the executive.

Our executive team was instrumental in completing the acquisition of Parlux during fiscal 2012, and while the Company’s business units have continued to face uncertain and challenging economic times, with strong executive leadership, we continue to penetrate new markets and gain new customers.
The Board believes that the executives' compensation met the Company’s goals and that it should be approved by the shareholders.
While the Board will carefully consider the shareholder vote, the vote solicited by this proxy is advisory in nature and will not be binding on the Board nor require the Board to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Board, or creating or implying any additional fiduciary duty of the Board. However, the Board expects to take into account the outcome of this vote when considering future executive compensation arrangements for the Company’s executive officers.
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS.

PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Company also seeks your input about the frequency of future shareholder advisory votes on our executive compensation program. In particular, we are asking for a non-binding advisory vote on whether the advisory say-on-pay vote should occur every year, every two years, or every three years. The Company is required by Section 14A of the Securities Exchange Act of 1934 to include a Say on Pay vote, like Proposal 3, in proxy statements for its annual meetings at least once every three years, and also to seek periodic advisory votes on how often there should be a Say on Pay vote.
The Board recognizes the importance of receiving regular input from shareholders on important governance matters. The Company’s executive compensation program is simple and straightforward, and the executive officers’ compensation historically has not fluctuated significantly from year to year. Accordingly, after careful consideration, the Board believes it adequate to hold the Say on Pay vote every three years. Shareholders are of course, free to communicate their views on governance matters, including compensation, to the Board at any time.
While the Board will carefully consider the shareholder vote, the vote solicited by this proxy is advisory in nature and will not be binding on the Board nor require the Board to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Board, or creating or implying any additional fiduciary duty of the Board. However, the Board expects to take into account the outcome of this vote when considering how frequently to seek a Say on Pay vote of shareholders in the future.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “3 YEARS” ON THE PROPOSAL.

REPORT OF THE AUDIT COMMITTEE
The following report concerns the Audit Committee's activities regarding oversight of our accounting, auditing and financial reporting process.
As described more fully in its charter, the purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of our internal control, accounting, auditing and financial reporting functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards.
The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of several factors, including the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.
Among other matters, and in accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee monitors the activities and performance of our independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management's and the independent registered public accounting firm's presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees our internal compliance programs.
In fulfilling its oversight responsibilities, the Committee reviews and discusses with both management and our independent registered public accounting firm the annual and quarterly financial statements prior to their issuance. The Committee reviewed and discussed our audited consolidated financial statements for fiscal 2012 with management and our independent registered public accounting firm. Management represented to the Committee that all such financial statements were prepared in accordance with generally accepted accounting principles. CohnReznick LLP addressed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”). CohnReznick LLP provided the Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Committee concerning independence, the Committee discussed its independence with CohnReznick LLP, and the Committee satisfied itself as to the independence of CohnReznick LLP.
Based on the Audit Committee's review and discussions described above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended February 2, 2013.

The Audit Committee

Paul Garfinkle, Chairman
Joseph Bouhadana
Carole Ann Taylor
Anthony D'Agostino

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Transactions with Principal Shareholders and Executive Officers
Glenn Nussdorf, Stephen Nussdorf and their sister, Arlene Nussdorf (the “Nussdorfs”) collectively are the beneficial owners of approximately 57% of our common stock. Stephen Nussdorf has served as Chairman of our Board of Directors since February 2004 and was appointed Executive Chairman in April 2011. The Nussdorfs are officers and principals of Quality King, which distributes pharmaceuticals and health and beauty care products, and our President and Chief Executive Officer, Michael W. Katz is an executive of Quality King.
Rene Garcia and certain family trusts and affiliated companies of Rene Garcia, which we refer to as the “Garcia Group,” collectively are the beneficial owners of approximately 25% of our common stock. In addition, Shawn C. Carter and S. Carter Enterprises, LLC, a company he controls, collectively are the beneficial owners of approximately 12% of our common stock.
In 2004 and 2008, the Nussdorfs and related parties made loans to the Company on an unsecured basis for which it issued certain promissory notes. As a condition of entering into a new $225 million Senior Credit Facility, effective January 7, 2011, one of our subsidiaries executed Amended and Restated Subordinated Promissory Notes amending these obligations, principally with respect to the timing of payments. As a condition to the lenders' consent with respect to Perfumania's merger with Parlux, on December 23, 2011 our subsidiary and certain trusts related to the Nussdorfs executed a commitment letter to amend and increase the existing subordinated debt obligations listed in paragraph (ii) below. The unsecured debt obligations that are currently subordinated to the Senior Credit Facility are as follows:
(i) a promissory note in the principal amount of $35 million, held by Quality King (the “QKD Note”), which provides for payment of principal in quarterly installments between April 30, 2015 and July 31, 2018 and payment of interest in quarterly installments commencing on January 31, 2011 at the then current senior debt rate, as defined in the Senior Credit Facility, plus 1% per annum;
(ii) promissory notes in the aggregate principal amount of approximately $85.4 million, held by six estate trusts established by Glenn, Stephen and Arlene Nussdorf (the “Nussdorf Trust Notes”), which provide for payment of the principal in full on April 30, 2015 and payments of interest in quarterly installments commencing on April 18,

2012 at the then current senior debt rate plus 2% per annum. These notes were in the original principal amount of $55.4 million, but were replaced by amended and restated notes reflecting the additional $30 million loaned by the trusts on April 18, 2012, the date of Perfumania's merger with Parlux; and
(iii) a promissory note in the principal amount of $5 million held by Glenn and Stephen Nussdorf (the “2004 Note”), which provides for payment in January 2009 and is currently in default because of the restrictions on payment described below, resulting in an increase of 2% in the nominal interest rate, which is the prime rate plus 1%.
These notes are subordinated to the Senior Credit Facility. No principal may be paid on any of them until three months after the Senior Credit Facility terminates and is paid in full, and payment of interest is subject to satisfaction of certain conditions, including the Company's maintaining excess availability under the Senior Credit Facility of $17.5 million (or 17.5% of commitment) and a fixed charge coverage ratio, as defined in the credit agreement, of 1.1:1.0.
No payments of principal or interest have been made on the Nussdorf Trust Notes or the Quality King Note and no payments of principal have been made on the 2004 Note. Accordingly, the full principal amount of each, as described above, remains outstanding. The aggregate amount of accrued interest on the Nussdorf Trust Notes and the Quality King Note as of October 5, 2013 is $30.0 million. We paid approximately $0.2 million of interest on the 2004 Note in fiscal 2008 and have not made any interest payments since then. The amount of accrued interest on the 2004 Note as of October 5, 2013 is $1.6 million.
Transactions with Affiliated Companies
Parlux, a manufacturer and distributor of prestige fragrances and beauty products, is a wholly-owned subsidiary of Perfumania. Perfumania, which had historically purchased merchandise from Parlux, acquired the company on April 18, 2012. Before the acquisition, Glenn Nussdorf beneficially owned approximately 9.9% of the outstanding common stock of Parlux.

Glenn Nussdorf has an ownership interest in Lighthouse Beauty Marketing, LLC, Lighthouse Beauty, LLC and Lighthouse Beauty KLO, LLC (collectively "Lighthouse Companies"), all of which are manufacturers and distributors of prestige fragrances. He also has an ownership interest in Cloudbreak Holdings, LLC ("Cloudbreak"), a manufacturer and distributor of prestige fragrances. In fiscal 2010 and 2012, the Company began purchasing merchandise from the Lighthouse Companies and Cloudbreak, respectively. Glenn Nussdorf also has an ownership interest in Ricky's, a retailer specializing in fashion accessories, cosmetics and beauty supplies. During the last two quarters of fiscal 2011, the Company purchased various beauty accessories from Ricky's.

Since fiscal 2012, Perfumania has purchased merchandise from Jacavi Beauty Supply, LLC (“Jacavi”), a fragrance distributor. Jacavi's managing member is Rene Garcia. See disclosure of merchandise purchases in the table below.

The amounts due to these related companies are non-interest bearing. Transactions for merchandise purchases with these related companies during the previous two fiscal years and the current year were as follows:

	Total Purchases Fiscal Year Ended February 2, 2013		Total Purchases Fiscal Year Ended January 28, 2012	Total Purchases Thirty-five Weeks Ended October 5, 2013	Balance Due February 2, 2013		Balance Due October 5, 2013
	(in thousands)
Parlux	$6,771	(1)	$44,059	$—	$—	(2)	$—	(2)
Lighthouse Companies	10,925		11,113	10,077	868		2,632
Jacavi	3,658		—	619	1		203
Ricky's	—		218	—	(23)		—
Cloudbreak	335		—	821	103		31
	$21,689		$55,390	$11,517	$949		$2,866

(1)	Represents purchases from Parlux prior to April 18, 2012, when the Company acquired Parlux.
(2)	Since the Company acquired Parlux on April 18, 2012, the balance due to Parlux was eliminated in consolidation as of October 5, 2013 and February 2, 2013.

Glenn, Stephen and Arlene Nussdorf own GSN Trucking, Inc. (“GSN”) which provides general transportation and freight services. The Company periodically utilizes GSN to transport both inbound purchases of merchandise and outbound shipments to wholesale customers. During fiscal 2012 and 2011, total payments to GSN for transportation services provided were less than $0.1 million in each year. During the thirty-five weeks ended October 5, 2013, there were no payments to GSN for transportation services. There was no balance due to GSN at October 5, 2013 or February 2, 2013.

Quality King occupies a leased 560,000 square foot facility in Bellport, NY. The Company began occupying approximately half of this facility in December 2007 under a sublease that terminates on September 30, 2027 and this location serves as the Company's principal offices. As of October 5, 2013, the monthly current sublease payments are approximately $215,000 and increase by 3% annually. Total payments by the Company to Quality King during the previous two fiscal years ended February 2, 2013 and the thirty-five weeks ended October 5, 2013 were approximately $2.5 million, $ 2.6 million and $1.1 million, respectively, for this sublease.

The Company and Quality King are parties to a Services Agreement providing for the Company's participation in certain third party arrangements at the Company's respective share of Quality King's cost, including allocated overhead, plus a 2% administrative fee, and the provision of legal services. The Company also shares with Quality King the economic benefit of the bulk rate contract that the Company has with UPS to ship Quality King's merchandise and related items. The Services Agreement will terminate on thirty days' written notice from either party. The expenses charged under these arrangements to the Company during each of the previous two fiscal years ended February 2, 2013 and the thirty-five weeks ended October 5, 2013 were $0.7 million and $0.1 million, respectively. The balance due to Quality King for expenses charged under the Services Agreement was less than $0.1 million at February 2, 2013. There was no balance due as of October 5, 2013.

On December 23, 2011, Perfumania, Parlux, Artistic Brands Development LLC (“Artistic Brands”) (a company controlled by Rene Garcia) and Rene Garcia entered into a Letter Agreement (the “Proposal Agreement”) providing for, among other things, the issuance to Artistic Brands or its designee of 300,000 shares of Perfumania common stock at the effective time of the Parlux merger as consideration for certain licensing transactions contemplated in the Proposal Agreement. Perfumania issued the shares to Artistic Brands' designee, Shawn Carter, on April 18, 2012.
In connection with the Parlux merger, on April 18, 2012, Parlux, Artistic Brands, Shawn Carter and S. Carter Enterprises, LLC entered into a sublicense agreement and Artistic Brands, Shawn Carter and S. Carter Enterprises, LLC entered into a license agreement pursuant to the Proposal Agreement. In connection with these agreements, Perfumania issued to Artistic Brands and its designees, including Shawn Carter, warrants for the purchase of an aggregate of 1,599,999 shares of Perfumania common stock at an exercise price of $8.00 per share. Pursuant to the license agreement, Artistic Brands obtained the exclusive right and license to manufacture, promote, distribute, and sell prestige fragrances and related products under the Jay-Z trademark. The initial term of the license agreement expires at the earlier of (i) five years following the first date on which licensed products are shipped and (ii) December 31, 2018. Artistic Brands has the right to renew the license agreement, so long as certain financial conditions are met and it has not otherwise breached the agreement. Pursuant to the license agreement, Artistic Brands agreed to make certain royalty payments, including certain guaranteed minimum royalties, none of which have yet been paid. Pursuant to the sublicense agreement, Artistic Brands sublicensed all rights granted under the license agreement to Perfumania, and in return Perfumania assumed all of the Artistic Brands' obligations under the license agreement, including making all royalty payments and certain guaranteed minimum royalties owed to S. Carter Enterprises, LLC. Also in connection with the Parlux merger, we issued warrants to purchase 3,199,972 shares of Perfumania common stock to the Garcia Group and Artistic Brands, and warrants to purchase 5,333 shares of common stock to Glenn H. Gopman, a director of the Company, in exchange for warrants to purchase Parlux stock previously held by those parties.

Related Party Transaction Policy

It is our policy that all related party transactions be disclosed to our Audit Committee for review and approval. The Committee reviews all relationships and transactions reported to it in which we and any of our directors, executive officers or principal shareholders, or any of their immediate family members, are participants to determine whether such persons have a direct or indirect material interest. Our Chief Financial Officer is primarily responsible for the development and implementation of processes and controls to obtain information from such persons with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee considers:

•	the nature of the related person's interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Committee that considers the transaction.
EXECUTIVE COMPENSATION AND RELATED INFORMATION
The following sets forth information concerning compensation for fiscal 2012 and fiscal 2011 for our Executive Chairman, Chief Executive Officer, Chief Financial Officer and Vice President - Perfumania Holdings, Inc. (the “Named Executive Officers”).
2012 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Option Awards $ (1)	All Other Compensation ($) (3)	Total ($)
Stephen Nussdorf	2012	289,330		—	1,970,350	11,562	2,271,242
(Executive Chairman)	2011	276,962	(2)	—	—	—	276,962

Michael W. Katz	2012	327,254		—	1,182,210	15,000	1,524,464
(President and Chief Executive Officer)	2011	312,668		—	—	15,000	327,668

Donna L. Dellomo	2012	313,348		—	107,297	—	420,645
(Vice President and Chief Financial Officer)	2011	215,201		—	—	—	215,201

Rafael Villoldo (4)	2012	292,386		—	383,146	—	675,532
(Vice President - Perfumania Holdings, Inc.)

(1) Amounts listed represent the grant date fair value of the stock option awards. For additional information regarding the assumptions used to calculate these amounts, see Note 12 to the consolidated financial statements included in our Form 10-K for fiscal 2012.
(2) The salary shown in the table includes Mr. Nussdorf’s compensation for the period during which he served as a consultant to Perfumania, before he became an executive officer in April 2011.

(3) All other compensation consists of a car lease for Mr. Nussdorf and a car allowance for Mr. Katz. There were no personal benefits that exceeded $10,000 for Ms. Dellomo or Mr. Villoldo.
(4) Mr. Villoldo was appointed an executive officer in fiscal 2012 but has been employed by the Company in other capacities since 2009.

Outstanding Equity Awards at Fiscal Year-End 2012
The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2012.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Stephen Nussdorf	250,000	—	9.26	04/02/2022
Michael W. Katz	100,000	—	12.99	06/29/2015
	150,000	—	9.26	04/02/2022
Donna L. Dellomo	35,000	—	4.79	10/29/2018
	—	65,000	9.26	04/02/2022
Rafael Villoldo	35,000	65,000	9.26	04/02/2022

Retirement Benefits and Potential Payments Upon Termination or Change of Control
No Named Executive Officer participates in any Company pension plan or nonqualified defined contribution or nonqualified deferred compensation plan, and none has entered into any agreements or understandings with the Company that provide for payments or benefits to the Named Executive Officer in the event of the Named Executive Officer's termination of employment, including a change of control. Our option awards, however, typically provide that outstanding options would vest immediately upon a change of control.
Generally, upon a termination of employment for any reason, each Named Executive Officer would be entitled to receive a cash payment of the Named Executive Officer's base salary through the date of termination, to the extent not paid, any accrued but unused vacation pay and any reimbursed business expenses. The Compensation Committee may, in its sole discretion, depending upon the circumstances of the termination of employment, pay the terminated officer severance in such amount as then determined by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the amount of common stock beneficially owned as of November 4, 2013 by (a) each of our directors and nominees for director, (b) each of the named executive officers, (c) all of our directors and current executive officers as a group and (d) each person known by us to beneficially own more than 5% of our outstanding common stock. Unless otherwise provided, the address of each holder is c/o Perfumania Holdings, Inc., 35 Sawgrass Drive, Suite 2, Bellport, New York 11713.
Common Stock Beneficially Owned

Name of Beneficial Owner	Total Number of Shares Beneficially Owned (1)		Percent of Class
Principal Shareholders
Stephen and Glenn Nussdorf	7,134,352	(2)	43.3%
Arlene Nussdorf	2,189,201	(3)	13.9%
Rene Garcia	4,364,991	(4)	24.9%
Shawn C. Carter	2,026,450	(5)	11.9%

Other Directors and Executive Officers
Michael W. Katz	259,127	(6)	1.7%
Donna L. Dellomo	51,250	(7)	*
Rafael Villoldo	151,250	(8)	1.0%
Joseph Bouhadana	37,000	(9)	*
Paul Garfinkle	36,500	(10)	*
Carole Ann Taylor	35,000	(11)	*
Anthony D'Agostino	33,331	(12)	*
Esther Egozi Choukroun	35,331	(13)	*
Frederick E. Purches	88,079	(14)	*
Glenn H. Gopman	45,764	(15)	*
Robert Mitzman	22,453	(16)	*
All directors and executive officers as a group (12 persons)	7,929,437	(17)	46.3%

* Less than 1%

(1)
For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(2)
Stephen Nussdorf beneficially owns his shares with his brother Glenn Nussdorf. Includes (a) 250,000 shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of November 4, 2013 (b) 443,757 shares issuable upon exercise of Warrants held by each of Stephen and Glenn Nussdorf and (c) 133,333 shares owned by their mother.

(3)	Amount includes 443,757 shares issuable upon exercise of Warrants held by Ms. Nussdorf.
(4)
Mr. Rene Garcia, his family trusts, and related entities are members of a group that is the beneficial owner of the shares. Includes warrants to purchase an aggregate of 2,153,722 shares of common stock.

(5)
Includes (a) 1,299,784 shares issuable upon the exercise of warrants held by Shawn Carter directly and (b) 426,666 shares issuable upon the exercise of warrants held by Marcy Fragrance Trading Co. LLC.

(6)	Includes 250,000 shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of November 4, 2013.
(7)	Includes 51,250 shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of November 4, 2013.
(8)
Includes (a) 51,250 shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of November 4, 2013 and (b) a warrant to purchase 80,000 shares of common stock.

(9)	Includes 37,000 shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of November 4, 2013.
(10)	Includes 36,500 shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of November 4, 2013.
(11)	Includes 35,000 shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of November 4, 2013.
(12)	Includes 32,331 shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of November 4, 2013.
(13)	Includes 32,331 shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of November 4, 2013.
(14)	Includes 69,999 shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of November 4, 2013.
(15)	Includes 32,331 shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable with 60 days of November 4, 2013 .
(16)
Includes (a) 16,333 shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of November 4, 2013 and (b) 120 shares of common stock owned by Mr. Mitzman's son. Mr. Mitzman disclaims beneficial ownership of the shares owned by his son.

(17)
Includes (a) 894,325 shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of November 4, 2013 and (b) warrants to purchase 967,514 shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and beneficial holders of more than 10% of any class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such equity securities. Based upon a review of such forms furnished to us or representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2012, all Section 16(a) filing requirements were satisfied on a timely basis except that Rafael Villoldo and Shawn Carter each filed his Form 3 late.
OTHER BUSINESS
We know of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

CONTACTING THE BOARD OF DIRECTORS
Shareholders who wish to communicate with the Board of Directors may do so by writing to Board of Directors, Perfumania Holdings, Inc., 35 Sawgrass Drive, Suite 2, Bellport, New York 11713. Such communications will be reviewed by the Secretary of the Company, who shall remove communications relating to solicitations, junk mail, or other correspondence relating to customer service issues. All other communications shall be forwarded to the Board of Directors or specific members of the Board, as appropriate or as requested in the shareholder communication.
SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING
If you wish to bring proposed business to our 2014 Annual Meeting of Shareholders and you would like us to consider the inclusion of your proposal in our proxy statement and form of proxy for the meeting, you must provide written notice of the proposal to us in accordance with Securities and Exchange Commission rules not later than July 15, 2014. Any shareholder proposal for that meeting that is submitted other than for inclusion in our proxy materials must be delivered to us no later than September 28, 2014, or it will be considered untimely. In that case, the management proxies will be entitled to vote on the proposal in their discretion all of the shares for which we have received proxies.
Send all proposals or recommendations for nomination to our Corporate Secretary, Perfumania Holdings, Inc., 35 Sawgrass Drive, Suite 2, Bellport, New York 11713.

PERFUMANIA HOLDINGS, INC.
35 Sawgrass Drive, Suite 2
Bellport, New York 11713

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
THE COMPANY'S BOARD OF DIRECTORS

The undersigned holder of common stock of Perfumania Holdings, Inc., a Florida corporation (the “Company”), hereby appoints each of Michael W. Katz, Joseph Bouhadana and Paul Garfinkle, or their successors, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company held of record by the undersigned at the close of business on October 25, 2013 at the Company's Annual Meeting of Shareholders, to be held at 10:00 am on Wednesday, December 11, 2013, at 5900 North Andrews Avenue, Suite 500, Ft. Lauderdale, Florida, 33309, and at any adjournments or postponements thereof.
PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSALS NO. 2 AND NO. 3 AND IN FAVOR OF 3 YEARS FOR PROPOSAL NO.4.
☒PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.	Election of Directors.
☐Vote for all Nominees Listed Below (except as written below)
☐Vote Withheld from all Nominees
NOMINEES:    1. Stephen Nussdorf
2. Michael W. Katz
3. Carole Ann Taylor
4. Joseph Bouhadana
5. Paul Garfinkle
6. Frederick E. Purches
7. Anthony D'Agostino
8. Esther Egozi Choukroun
9. Glenn H. Gopman
10. Robert Mitzman

(Instruction: To withhold authority for an individual nominee, write that nominee's name on the line provided below.)
__________________________________

2.	Ratify, on an advisory basis, the appointment of CohnReznick LLP as our independent registered public accounting firm.
☐For                ☐Against             ☐Abstain

3.	Advisory vote on compensation of executive officers.
☐For                ☐Against             ☐Abstain

4.	Advisory vote on the frequency of future advisory votes on executive compensation.
☐1 Year        ☐2 Years         ☐3 Years        ☐Abstain

5.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN, “FOR” THE ADVISORY RESOLUTION TO RATIFY THE APPOINTMENT OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, "FOR" THE ADVISORY RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION AND "FOR" THE ADVISORY RESOLUTION APPROVING A FREQUENCY OF 3 YEARS FOR FUTURE ADVISORY SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION.
PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

DATE _______________________________________

SIGNATURE _________________________________

SIGNATURE (If held jointly) _____________________________________

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the Annual Meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.